Exhibit 10.2

CONATUS PHARMACEUTICALS INC.

NON-QUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

AND STOCK OPTION AGREEMENT

As an inducement material to the decision by the individual listed below (“Optionee”) to accept employment with Conatus Pharmaceuticals Inc., a Delaware corporation, (the “Company”), and pursuant to that certain employment agreement entered into by and between Optionee and the Company, dated as of August 31, 2017, the Company hereby grants to Optionee a nonqualified option to purchase the number of shares of the common stock of the Company (“Stock”) set forth below (the “Option”). This Option is subject to the terms and conditions set forth in this Non-Qualified Inducement Stock Option Grant Notice (the “Grant Notice”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference. This Option is made and granted as a stand-alone award and is not granted under or pursuant to the Conatus Pharmaceuticals Inc. 2013 Incentive Award Plan (the “Plan”). However, for convenience purposes, unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Optionee:	Keith W. Marshall, Ph.D., M.B.A.
Grant Date:	August 31, 2017
Vesting Commencement Date:	August 31, 2017
Exercise Price per Share:	$5.74
Total Exercise Price:	$3,013,500
Total Number of Shares Subject to the Option:	525,000
Expiration Date:	August 30, 2027
Vesting Schedule:

(a)    Twenty-five percent (25%) of the Shares of Stock subject to the Option (rounded down to the next whole number of Shares) shall vest one year after the Vesting Commencement Date, and 1/48 of the Shares of Stock subject to the Option (rounded down to the next whole number of Shares) shall vest on the last day of each one-month period of Optionee’s service thereafter, so that all of the Shares of Stock subject to the Option shall be vested on the fourth (4th) anniversary of the Vesting Commencement Date.

(b)    In addition, fifty percent (50%) of the then-unvested Shares subject to the Option (rounded down to the next whole number of Shares) shall vest on the date of a Change in Control (as defined in the Plan), and the remaining Shares subject to the Option shall vest on the first anniversary of the Change in Control, subject to earlier acceleration as provided below.

(c)    In addition, in the event of the Optionee’s Termination of Service (as defined in the Plan) by the Company without Cause (as defined in the Optionee’s employment agreement with the Company) or by the Optionee for Good Reason (as defined in the Optionee’s employment agreement with the Company) more than ninety (90) days prior to the occurrence of a Change in Control, the vesting of the Option shall be automatically accelerated on the date of such Termination of Service as to the number of Shares subject to the Option (rounded down to the next whole number of Shares) that would have vested over the twelve (12) month period following the date of the Optionee’s Termination of Service had the Optionee remained continuously employed by the Company during such period.

(d)    In addition, in the event of the Optionee’s Termination of Service by the Company without Cause or by the Optionee for Good Reason during (i) the ninety (90) day period preceding the occurrence of a Change in Control or (ii) following the occurrence of a Change in Control, all of the Shares subject to the Option shall vest upon the later of (x) the date of the Optionee’s Termination of Service or (y) the occurrence of such Change in Control.

Type of Option:	☒ Non-Qualified Stock Option

By Optionee’s signature below, Optionee agrees to be bound by the terms and conditions of the Agreement and the Grant Notice. Optionee has reviewed the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice and the Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice or the Agreement.

CONATUS PHARMACEUTICALS Inc.		OPTIONEE
By:	/s Steven J. Mento, Ph.D.	By:	/s/ Keith W. Marshall, Ph.D., M.B.A.
Print Name:	Steven J. Mento, Ph.D.	Print Name:	Keith W. Marshall, Ph.D., M.B.A.
Title:	President and CEO

EXHIBIT A

TO NON-QUALIFIED INDUCEMENT STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Optionee an Option to purchase the number of shares of Stock set forth in the Grant Notice.

ARTICLE 1.
GENERAL

1.1              Non-Plan Grant; Incorporation of Terms of Plan. The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option (including but not limited to the adjustment provisions contained in Section 13.2 of the Plan), and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan as set forth in Section 3.1(a) of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

1.2              Employment Inducement Grant. The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding stockholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.

ARTICLE 2.
GRANT OF OPTION

2.1              Grant of Option. In consideration of Optionee’s agreement to commence employment with and remain in the employ of the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Optionee the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice and this Agreement.

2.2              Exercise Price. The exercise price per share of the shares of Stock subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3              Consideration to the Company. In consideration of the grant of the Option by the Company, Optionee agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Grant Notice or this Agreement shall confer upon Optionee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Optionee.

ARTICLE 3.
PERIOD OF EXERCISABILITY

3.1              Commencement of Exercisability.

(a)                Subject to Sections 3.2, 3.3, 5.10 and 5.15 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)               No portion of the Option which has not become vested and exercisable at the date of Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Optionee.

3.2              Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3              Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                The expiration date set forth in the Grant Notice;

(b)               Except as the Administrator may otherwise approve, in the event of Optionee’s Termination of Service other than for Cause or by reason of Optionee’s death or Disability, the expiration of three (3) months from the date of Optionee’s Termination of Service; provided, however, that in the event Optionee’s Termination of Service occurs by reason of Optionee’s termination by the Company other than for Cause or by Optionee for Good Reason, in each case during the ninety (90) day period preceding a Change in Control, then any portion of the Option that becomes exercisable on the date of the Change in Control pursuant to clause (d) of the Vesting Schedule set forth in the Grant Notice may be exercised until the expiration of three (3) months after the date of the Change in Control;

(c)                Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Optionee’s Termination of Service by reason of Optionee’s death or Disability; or

(d)               Except as the Administrator may otherwise approve, upon Optionee’s Termination of Service for Cause.

Except as otherwise provided in this Agreement, with respect to any unvested portion of the Option, the Option will expire on the date that is 30 days following Optionee’s Termination of Service other than for Cause, or such shorter period as may be determined by the Administrator.

3.4              Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)                The Company and its Subsidiaries have the authority to deduct or withhold, or require Optionee to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Optionee may make such payment in one or more of the forms specified below:

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(i)                 by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)               by the deduction of such amount from other compensation payable to Optionee;

(iii)             with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Stock issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)             with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)               with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Optionee has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)             in any combination of the foregoing.

(b)               With respect to any withholding taxes arising in connection with the Option, in the event Optionee fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Optionee to satisfy all or any portion of Optionee’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the exercise of the Option to Optionee or his or her legal representative unless and until Optionee or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Optionee resulting from the exercise of the Option or any other taxable event related to the Option.

(c)                In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Optionee’s behalf a whole number of shares from those shares of Stock that are issuable upon exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Optionee’s acceptance of this Award constitutes Optionee’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock to Optionee until the foregoing tax withholding obligations are satisfied.

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(d)               Optionee is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Optionee’s tax liability.

ARTICLE 4.
EXERCISE OF OPTION

4.1              Person Eligible to Exercise. Except as provided in Section 5.3, during the lifetime of Optionee, only Optionee may exercise the Option or any portion thereof, unless it has been disposed of, with the consent of the Administrator, pursuant to a DRO. After the death of Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

4.2              Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3              Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.

(a)                An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b)               The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.3 hereof that is acceptable to the Administrator;

(c)                The payment of any applicable withholding tax in accordance with Section 3.4;

(d)               Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

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(e)                In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4              Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Optionee:

(a)                by cash or check made payable to the Company;

(b)               by the deduction of such amount from other compensation payable to Optionee;

(c)                With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(d)               Through the delivery of a notice that Optionee has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(e)                Any other form of legal consideration acceptable to the Administrator.

4.5              Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed, (b) the completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience; (e) the receipt by the Company of full payment for such shares of Stock in accordance with Section 4.3 hereof, and (f) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.

4.6              Rights as Stockholder. Neither Optionee nor any person claiming under or through Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until certificates representing such shares of Stock (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Optionee (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 13.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Optionee will have all the rights of a stockholder of the Company with respect to such shares of Stock, including, without limitation, the right to receipt of dividends and distributions on such shares.

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ARTICLE 5.
OTHER PROVISIONS

5.1        Administration. For purposes of this Option, the Grant Notice and this Agreement, the “Administrator” shall mean (a) the Company’s Compensation Committee comprised of Independent Directors (as defined below), each of whom is also a Non-Employee Director (as defined below), or (b) a majority of the Company’s Independent Directors. The Administrator shall have the power to interpret the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Optionee, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Grant Notice or this Agreement. For purposes of this Option, the Grant Notice and this Agreement, “Independent Director” shall mean a Director of the Company who is not an Employee of the Company and who qualifies as “independent” within the meaning of NASDAQ Stock Market Rule 5605(a)(2), or any successor rule, if the Company’s securities are traded on the NASDAQ Stock Market, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time. “Non-Employee Director” shall mean a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

5.2              Whole Shares. The Option may only be exercised for whole shares of Stock.

5.3              Option Not Transferable.

(a)          Subject to Section 5.3(b) hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)         Notwithstanding any other provision in this Agreement, with the consent of the Administrator, the Option may be transferred to, exercised by and paid to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.3 of the Plan. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion therefor during the Optionee’s lifetime.

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5.4              Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 13.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator may make such adjustments as the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Optionee acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 13.2 of the Plan.

5.5              Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Optionee shall be addressed to Optionee (or, if Optionee is then deceased, to the person entitled to exercise the Option pursuant to Section 4.1) at Optionee’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6              Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7              Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.8              Conformity to Securities Laws. Optionee acknowledges that the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

5.9              Tax Representations. Optionee has reviewed with Optionee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee understands that Optionee (and not the Company) shall be responsible for Optionee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.10          Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Optionee.

5.11          Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.12          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Optionee is subject to Section 16 of the Exchange Act, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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5.13          Not a Contract of Employment. Nothing in this Agreement shall confer upon Optionee any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Optionee.

5.14          Entire Agreement. The Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Optionee by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Optionee by the Company.

5.15          Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Optionee or any other person for failure to do so) to adopt such amendments to the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.16          Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.17          Limitation on Optionee’s Rights. The grant of the Option confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Optionee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

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5.18          Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.19          Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) or the payment of the exercise price as provided in Section 4.4(d): (a) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such shares of Stock may be sold as part of a block trade with other equity award holders in which all Optionees receive an average price; (c) Optionee will be responsible for all broker’s fees and other costs of sale, and Optionee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Optionee as soon as reasonably practicable; (e) Optionee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Optionee agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

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